UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 4, 2012

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosures on the decoupling proceeding and rate requests in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric utility” under “Regulatory” and “Most recent rate proceedings,” which are incorporated herein by reference to pages 53-54 and 57-59, respectively, of HEI’s and HECO’s Form 10-K for the year ended December 31, 2011.

Hawaii Electric Light Company, Inc. (HELCO) 2010 Test Year Rate Case

On April 4, 2012, the Public Utilities Commission of the State of Hawaii (PUC) issued an order, approving the revised revenue requirements and tariffs implementing the final decision and order (D&O) in HELCO’s 2010 test year rate case proceeding.

The revised tariffs became effective on April 9, 2012, and on that date HELCO implemented the decoupling mechanism approved by the PUC in a separate decoupling proceeding. HELCO began tracking the target revenues and actual recorded revenues via a revenue balancing account, reset the heat rates (by fuel type) to reflect the current complement of HELCO units, and implemented heat rate deadbands. The revised tariffs include the implementation of the purchase power adjustment clause, which allows HELCO to recover purchased power expenses through a surcharge mechanism rather than through base rates as previously recovered.

The tariffs that became effective on April 9, 2012 reflect a lower increase in annual revenue requirements of $4.5 million, compared to the interim increase of $5.2 million in annual revenues that had been in effect under the interim decision previously granted by the PUC. Since the lower revenue requirements are due to factors that became effective concurrent with the revised tariffs (lower depreciation rates and lower return on average common equity), no refund to customers is required.

	Interim D&O 1/14/2011	Final D&O 4/4/2012
Revenue increase	$5.2 million* (1.5% increase)	$4.5 million (1.3% increase)
Depreciation Expense	$31.7 million	$31.3 million
Return on average common equity (%)	10.50%	10.0%**
Common equity capitalization (%)	55.91%	55.91%
Return on average rate base (%)	8.59%	8.31%
Average rate base amount	$465 million	$465 million

*                      Adjusted from $6.0 million to $5.2 million on January 1, 2012 as required under the interim D&O.

**               Reflects decoupling and other cost-recovery mechanisms.

HELCO submitted its proposed tariff for its annual revenue adjustment mechanism (RAM) for 2011 and 2012 on April 11, 2012, reflecting a revenue adjustment which will result in a reduction in annual revenues of $1.9 million effective June 12, 2012 to May 31, 2013, unless the PUC suspends the tariff.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s (ASB’s) press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in the Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: April 12, 2012	Date: April 12, 2012